Exhibit 107

Calculation of Filing Fee Tables

Form S-1

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(Form Type)

indie Semiconductor, Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	13,229,944 (2)	$10.37 (5)	$137,194,520	$0.0000927	$12,717.93
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	5,805,144 (3)	$10.37 (5)	$60,199,343	$0.0000927	$5,580.48
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	5,000,000 (4)	$10.37 (5)	$51,850,000	$0.0000927	$4,806.50
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$249,243,863		$23,104.91
	Total Fees Previously Paid							$23,104.91
	Total Fee Offsets							$6,834.34
	Net Fee Due							$0

(1)	This registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and warrants to purchase Class A common stock, of indie Semiconductor, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the resale of 13,229,944 shares of Class A common stock to be resold by certain other selling stockholders named in the Registration Statement, that were previously issued by us.
(3)	Represents the resale of 5,805,144 shares of Class A common stock issued to selling stockholders in connection with our acquisition of TeraXion, Inc., that were previously issued by us.
(4)	Represents the resale of 5,000,000 shares of Class A common stock issued to selling stockholders as Earn Out Shares in connection with the Registrant’s business combination that were previously issued by us.
(5)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of common stock is $10.37, which is the average of the high and low prices of the Class A common stock on the Nasdaq Capital Market (“Nasdaq”) on December 20, 2021, such date being within five business days of the date that this Registration Statement was filed with the SEC.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	indie Semiconductor, Inc.	Form S-1	333-261057 (1)	11/15/2021		$6,834.34	Class A common stock, par value $0.0001 per share	Class A common stock, par value $0.0001 per share	$73,725,328.80	$73,725,328.80
Fee Offset Sources	indie Semiconductor, Inc.	Form S-1	333-261057 (1)		11/15/2021						$6,834.34

(1)	On November 15, 2021, the Registrant filed a registration statement on Form S-1 (File No. 333-261057), as amended (the “Prior Registration Statement”), and paid a registration fee of $6,834.34. The Prior Registration Statement was not declared effective, and no securities were sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on November 22, 2021. In accordance with Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee for this registration statement against the fees previously paid in connection with the Prior Registration Statement.